EXHIBIT 99.1

NEWS RELEASE
The Science of Wireless Communications	Atlanta, Georgia
May 10, 2006

Contact: Investor Relations
Phone: (770) 729-6510
E-mail:
investor.relations@ems-t.com
www.ems-t.com
EMS TECHNOLOGIES ANNOUNCES
FIRST QUARTER PROFITS AND RECORD REVENUES
ATLANTA — May 10, 2006 — EMS Technologies, Inc. (Nasdaq — ELMG) today reported record first quarter revenues of approximately $75 million to begin the 2006 fiscal year, and earnings from continuing operations of $2.0 million, or $.15 per share. These results compare with 2005 first quarter revenues of $60 million and a loss from continuing operations of $700,000, or $(.06) per share.
     Alfred G. Hansen, president and chief executive officer, commented, “The combined performance of our divisions has helped EMS get a solid start to the year. The first quarter has historically been tough in all of our markets, but with strong product offerings and solid execution, three of our four divisions set first quarter revenue records...
•	“LXE’s revenues benefited from impressive international market activity and continued strength in the Americas, resulting in the 14th consecutive quarter that LXE has set a new sales record for the period. LXE also continued to develop new products and capabilities, including the ultra-rugged, second-generation RFID reader — the RX2. LXE’s reputation for rugged and reliable products was key to an important first quarter order from the Port of Houston Authority for a turnkey wireless network and terminals.

•	“Defense & Space Systems had exceptional orders in the first quarter — principally for new defense electronics applications — which exceeded $20 million. New contracts now supported by D&SS include the B2 EHF antenna program, a classified satellite program, and an expanded role on an important new military satellite program. And we continue to be recognized by our key customers for the quality of our program contributions, including most recently a Silver Supplier award from Northrup Grumann.

•	“SATCOM once again leveraged its market-leading position to post new record results. This division’s highest-ever first quarter profits and revenues were the result of our success in broadband applications, particularly with expanded use of HSD terminals on both U.S. and foreign military aircraft. We also continued technology development in our role as key supplier to all of the leading marketers of broadband systems for the air transport market, which we believe offers considerable promise for the future.

•	“EMS Wireless followed up its record 2005 by starting 2006 with the highest first-quarter revenues in the division’s history. Orders from the major wireless carriers have typically not been strong in previous first quarters, with buildout activity slowed by winter weather conditions. But several major customers contributed to the new orders early in 2006, and the pace of buildout activity is expected to increase;

Page -1-

NEWS RELEASE
(Continued)

Atlanta, GA
May 10, 2006
     “Our businesses are doing well, and the Company has never been in stronger financial position. During the quarter we closed the sale of our Satellite Networks division, and we completed a highly successful public stock offering that brought in almost $60 million and allowed us to pay off all non-mortgage debt. We also remain very optimistic about the remainder of the year, and we continue to expect to achieve our previously announced earnings target of $.96 to $1.06 per share for the year.”

EMS Technologies, Inc. is an innovative leader in the technology of advanced wireless communications, focusing on the needs of the mobile information user and broadband applications. Headquartered in Atlanta and with approximately 1,200 workers worldwide, we provide wireless communications products for diverse markets, including commercial and defense. The Company’s four business units address the needs of different markets, but they share a common foundation in broadband and other advanced wireless technologies, leading to important technical and marketing synergies:
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;

•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications — from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines;

•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks to communicate over satellite networks at variety of data speeds; and

•	EMS Wireless is recognized globally as a leading supplier of RF-based mobile telephony solutions. The division’s extensive product line rages from base station antennas and wireless backhaul products for PCS/cellular telecommunications to active antennas and repeaters for complete in-building communications solutions.
There will be a conference call at 9:30 AM Eastern time on Wednesday, May 10, 2006, in which the Company’s management will discuss the financial results for the first quarter of 2006. If you would like to participate in this conference, please call 800-647-3898 (international callers use 641-297-7675) within approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Wednesday, May 17, 2006 by dialing 800-615-9956 (international callers use 973-854-2594).
(more)

Page -2-

NEWS RELEASE
(Continued)

Atlanta, GA
May 10, 2006
Statements contained in this press release regarding the Company’s expectations for its financial results for 2006, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	the ability of the Company to obtain patent licenses, with satisfactory license rights and royalty rates, from owners of RFID-related patents that the Company concludes are valid and would otherwise be infringed by Company products;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony and space-based communications);
(more)

Page -3-

NEWS RELEASE
(Continued)

Atlanta, GA
May 10, 2006
•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

•	the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services, and the possible effect of public health concerns about alleged health risks of radio frequency emissions;

•	the Company’s ability to attract and retain qualified senior management and technical personnel, and to devise and implement effective senior management succession plans;

•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule;

•	the effects of consolidation in the telecommunications service provider industry, including effects on the numbers of suppliers used by the Company’s customers, the overall demand by such customers for our products, and the possibility that such customers may demand greater price concessions; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2005.
(more)

Page -4-

NEWS RELEASE
(Continued)

Atlanta, GA
May 10, 2006
EMS Technologies, Inc.
Consolidated Statements of Operations — Unaudited
(In millions, except per-share data)

	1st Qtr	1st Qtr
	2006	2005
Net sales	$74.7	60.2
Cost of sales	48.9	40.7
Selling, general and administrative expenses	17.2	16.1
Research and development expenses	5.0	3.6

Operating income (loss)	3.6	(0.2)
Non-operating income	0.3	—
Foreign exchange loss	(0.3)	—
Interest expense	(0.7)	(0.9)

Earnings (loss) from continuing operations before income taxes	2.9	(1.1)
Income tax expense (benefit)	0.9	(0.4)

Earnings (loss) from continuing operations	2.0	(0.7)
Earnings (loss) from discontinued operations	(1.8)	0.4

Net earnings (loss)	$0.2	(0.3)

Net earnings (loss) per share:
Basic — from continuing operations	$0.15	(0.06)
Basic — from discontinued operations	(0.13)	0.03

Basic earnings (loss) per share	$0.02	(0.03)

Diluted — from continuing operations	$0.15	(0.06)
Diluted — from discontinued operations	(0.13)	0.03

Diluted earnings (loss) per share	$0.02	(0.03)

Weighted average number of shares:
Common	13.2	11.2
Diluted	13.3	11.2
(more)

Page -5-

NEWS RELEASE
(Continued)

Atlanta, GA
May 10, 2006
EMS Technologies, Inc.
Consolidated Balance Sheets - Unaudited
(In millions)

	April 1	Dec 31
	2006	2005
Assets
Cash and cash equivalents	$50.8	15.6
Receivables billed	64.5	70.9
Unbilled receivables under long-term contracts	28.0	25.1
Customer advanced payments	(4.9)	(3.0)

Trade accounts receivable	87.6	93.0

Inventories	37.5	34.7
Other current assets	2.0	2.1
Assets held for sale	—	6.7

Current assets	177.9	152.1

Net property, plant and equipment	34.4	34.3
Goodwill	13.5	13.5
Other assets	22.8	19.6

	$248.6	219.5

Liabilities and Shareholders’ Equity
Bank debt and current installments of long-term debt	$3.7	6.8
Accounts payable	27.1	34.1
Other liabilities	27.9	24.5
Liabilities related to assets held for sale	—	2.1

Current liabilities	58.7	67.5
Long-term debt	12.6	36.6
Other long-term liabilities	1.7	1.7
Shareholders’ equity	175.6	113.7

	$248.6	219.5

(more)

Page -6-

NEWS RELEASE
(Continued)

Atlanta, GA
May 10, 2006
EMS Technologies, Inc.
Segment Data — Unaudited
(In millions)

	1st Qtr	1st Qtr
	2006	2005
Net sales
LXE	$31.6	26.8
Defense & Space Systems	11.9	11.3
SATCOM	15.6	9.9
EMS Wireless	15.6	12.2

Total	$74.7	60.2

Operating income (loss)
LXE	$1.9	1.0
Defense & Space Systems	0.4	(0.5)
SATCOM	1.5	0.4
EMS Wireless	0.3	(0.9)
Other	(0.5)	(0.2)

Total	$3.6	(0.2)

Earnings (loss) from continuing operations
LXE	$1.1	0.5
Defense & Space Systems	0.2	(0.4)
SATCOM	1.3	0.5
EMS Wireless	0.1	(0.6)
Other	(0.7)	(0.7)

Total	$2.0	(0.7)

For further information please contact:	Don T. Scartz Chief Financial Officer 770-729-6510

Page -7-